UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2013

ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release issued on April 10, 2013 by ALCO Stores, Inc. (the "Company") announcing the relocation of the Company’s corporate headquarters from Abilene, Kansas to Coppell, Texas.

Item 8.01.	Other Events.

On April 10, 2013, the Company issued a press release, incorporated into this Item 8.01 by reference announcing the relocation of the Company’s corporate headquarters from Abilene, Kansas to Coppell, Texas, a suburb of Dallas, Texas. The relocation of the corporate headquarters is scheduled to take place in June, 2013. The Company’s management and Board of Directors determined to relocate the Company’s corporate headquarters to increase the Company’s ability to attract and retain executive level leadership, to relocate the Company’s headquarters in a large metropolitan area in order to compete in today’s challenging and competitive business climate, and to put the Company’s corporate headquarters in a more accessible location for vendors. The relocation of the Company’s corporate headquarters will not affect the Company’s distribution center in Abilene, Kansas.

Item 9.01.                      Exhibits.

(d) Exhibits

99.1	Press Release dated April 10, 2013, furnished solely for the purpose of incorporation by reference into Items 7.01 and 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2013	DUCKWALL-ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Press Release dated April 10, 2013.